As filed with the U.S. Securities and Exchange Commission on March 22, 2024

Registration No. 333-274667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

AMENDMENT NO. 7

TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

Armlogi Holding Corp.
(Exact name of registrant as specified in its charter)

_____________________________

Nevada	4220	92-0483179
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20301 East Walnut Drive North
Walnut, California, 91789
(888) 691-2911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Aidy Chou
Chief Executive Officer
Armlogi Holding Corp.
20301 East Walnut Drive North
Walnut, California, 91789
(888) 691-2911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2206	Pang Zhang-Whitaker, Esq. Guy Ben-Ami, Esq. Carter Ledyard & Milburn LLP 28 Liberty Street, 41st Floor New York, NY 10022 (212) 238-8844

_____________________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Armlogi Holding Corp. is filing this Amendment No. 7 (this “Amendment No. 7”) to the Registration Statement on Form S-1 (Registration No. 333-274667), originally filed on September 25, 2023 (the “Registration Statement”), as an exhibit-only filing solely to file an updated consent of ZH CPA, LLC as Exhibit 23.1. Accordingly, this Amendment No. 7 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the exhibit being filed with this Amendment No. 7. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-1 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

EXHIBIT INDEX

Description
1.1**	Form of Underwriting Agreement
3.1**	Articles of Incorporation
3.2**	Amendment to Articles of Incorporation of the Registrant, dated February 22, 2023, for correction of par value
3.3**	Bylaws
4.1**	Specimen Stock Certificate
4.2**	Form of the Representative’s Warrants (included in Exhibit 1.1)
5.1**	Opinion of Hunter Taubman Fischer & Li LLC regarding the validity of the shares of Common Stock being registered and the enforceability of the Representative’s Warrants
10.1**	Employment Agreement effective as of January 1, 2022 by and between Aidy Chou and Armstrong Logistic
10.2**	Employment Agreement effective as of January 1, 2022 by and between Tong Wu and Armstrong Logistic
10.3**	Employment Agreement effective as of August 1, 2023 by and between Zhiliang (Ian) Zhou and Armstrong Logistic
10.4**	Indemnification Agreement dated September 22, 2023 by and between Aidy Chou and the Registrant
10.5**	Indemnification Agreement dated September 22, 2023 by and between Tong Wu and the Registrant
10.6**	Indemnification Agreement dated September 22, 2023 by and between Zhiliang (Ian) Zhou and the Registrant
10.7**	Indemnification Agreement dated September 22, 2023 by and between Kwong Sang Liu and the Registrant
10.8**	Indemnification Agreement dated September 22, 2023 by and between Russel Morgan and the Registrant
10.9**	Indemnification Agreement dated September 22, 2023 by and between Florence Ng and the Registrant
10.10**	Director Offer Letter, between Kwong Sang Liu and the Registrant, dated September 19, 2023
10.11**	Director Offer Letter, between Russell Morgan and the Registrant, dated September 19, 2023
10.12**	Director Offer Letter, between Florence Ng and the Registrant, dated September 19, 2023
10.13**	Service Agreement dated April 10, 2020 by and between FedEx and Armstrong Logistic
14.1**	Code of Business Conduct and Ethics of the Registrant
21.1**	Subsidiaries
23.1*	Consent of ZH CPA, LLC
23.2**	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
24.1**	Power of Attorney
99.1**	Form of Audit Committee Charter
99.2**	Form of Compensation Committee Charter

II-1

Description
99.3**	Form of Nominating and Corporate Governance Committee Charter
99.4**	Consent of Frost & Sullivan
99.5**	Consent of Kwong Sang Liu
99.6**	Consent of Russell Morgan
99.7**	Consent of Florence Ng
107**	Filing Fee Table

____________

*        Filed herewith

**      Previously filed

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut, State of California, on March 22, 2024.

Armlogi Holding Corp.
By:	/s/ Aidy Chou
Aidy Chou Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Aidy Chou	Chief Executive Officer, Director, and	March 22, 2024
Name: Aidy Chou	Chairman of the Board of Directors (Principal Executive Officer)
/s/ Zhiliang (Ian) Zhou	Chief Financial Officer	March 22, 2024
Name: Zhiliang (Ian) Zhou	(Principal Accounting and Financial Officer)
/s/ Tong Wu	Secretary, Treasurer, and Director	March 22, 2024
Name: Tong Wu

II-3